                                                                   EXHIBIT 10.17

                            EQUIPMENT LEASE AGREEMENT


This Equipment Lease Agreement (the "Agreement") is entered into on this 9th day of April, 2003 (the "Effective Date") between MITCHAM Industries, Inc., a Texas corporation ("MITCHAM"), and Sercel Inc., a corporation organized under the laws of Oklahoma ("SERCEL"), which parties agree as follows:


1.       Introduction

         SERCEL and certain of its affiliates design, manufacture and market fully-configured seismic data acquisition systems (the "SERCEL Systems"), the components thereof and equipment related thereto, including station units that are sometimes called "channel boxes." At the present time, SERCEL and certain of its affiliates manufacture equipment as described on Schedule 2.a and Schedule 2.b (collectively the "Products"). MITCHAM provides full service leasing services to customers in the oil and gas industry, including the leasing of new and used channel boxes to customers who have SERCEL Systems. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged for all purposes. The Parties entered into a lease equipment agreement, which expired on December 31, 2002 and they are willing to continue their relationship for one additional year but based on the terms and conditions herein contained. MITCHAM and SERCEL agree to the terms set forth herein.


2.       Exclusive Authorized Third Party Lessor

         (a) MITCHAM hereby represents to SERCEL that MITCHAM has the necessary skills, experience, personnel, facilities and equipment to effectively perform its responsibilities as the exclusive leasing representative for SERCEL as described in the Agreement for the Products hereinafter specified. In reliance upon that representation, SERCEL hereby appoints MITCHAM as the exclusive representative for SERCEL to lease the Land Products, as further specified on Schedule 2.a throughout the world (the "Territory"). In addition thereto, SERCEL hereby appoints MITCHAM as a nonexclusive representative for SERCEL to lease the Marine/OBC Products, as further specified on Schedule 2.b throughout the world (the "Territory"). Notwithstanding the foregoing, MITCHAM's appointments as exclusive or nonexclusive leasing representative pursuant hereto shall not include financing leases or other leases of duration of greater than one year. During the term of this Agreement, MITCHAM will actively promote and solicit the leasing of the Products. During the term of this Agreement, SERCEL and/or any company of the SERCEL Group shall remain free to perform, directly or indirectly, with any third party any operating or financial lease of whatever duration with respect to either Land, Marine or OBC Product throughout the Territory. The Parties acknowledge that the purpose of this equipment lease agreement is the lease of Products by MITCHAM. This Agreement does not allow Mitcham to act as distributor, agent, commercial representative or reseller of brand-new Products.

         (b) The Parties acknowledge that the discounts granted to Mitcham under the Volume Purchase Table executed between the Parties on the same date of this Agreement are granted by SERCEL in consideration of MITCHAM leasing the Products and that SERCEL's discount policy is different (i.e. not as favorable) from the discounts granted when the Products are purchased for resale.

         (c) SERCEL agrees to provide MITCHAM with any information regarding a rental, lease or finance opportunity that SERCEL will not undertake for any reason whatsoever.


3.       Purchase of Products from SERCEL

         Subject to the other provisions of this Agreement, MITCHAM agrees that it will purchase from SERCEL, and SERCEL agrees that it will sell to MITCHAM, subject to fulfillment by Mitcham of its obligations under the Volume Purchase Agreement signed on the 9th day of April 2003, the Products necessary to meet MITCHAM's obligations under each Lease as provided herein. The terms and conditions of purchases by MITCHAM of the Products hereunder shall be governed by SERCEL's standard terms and conditions, a copy of which is attached hereto as Schedule 3(a); provided, however, that in the event of any conflict between the terms of such terms hereof, the terms of the Agreement shall prevail. SERCEL may update Schedule 3(a) from time to time after written notice to MITCHAM. SERCEL shall sell to MITCHAM such of the Products as MITCHAM shall order (an "Order") valued after giving effect to the discount(s) set forth on the VPA and subject to the conditions therein.

         MITCHAM will not order from any third party any Products or replacement parts for SERCEL equipment that is not qualified by SERCEL. Such purchases from a third party will give SERCEL the right to early terminate this agreement for breach and in any case any warranty remaining on the equipment sold by SERCEL will be void for the remaining period.

         MITCHAM expressly acknowledges that SERCEL does not manufacture anymore the SN 388 system and that although MITCHAM can lease its existing inventory of SN 388 systems, it will not order additional SN 388 systems. Furthermore, MITCHAM expressly acknowledges that SERCEL does not manufacture anymore the Mertz Vibrator product line, but SERCEL agrees to support the product through spare parts sales, and MITCHAM may continue to lease its existing inventory of Mertz Vibrators but it will not order any additional Mertz Vibrators.


4.       Pricing

         In no event shall either SERCEL or MITCHAM have any right to require that either of them charge any specific price or follow any pricing guidelines or establish or require any other specific or general term with regard to the Leasing of any of the Products, or the provision of any other good or service by either of them. Notwithstanding the foregoing, MITCHAM shall use its reasonable best efforts to have a reasonable quantity of the Products available for lease at prices which MITCHAM believes reflects the supply and demand for the Products.


5.       Provision of Certain Goods and Services by SERCEL

         SERCEL hereby agrees that MITCHAM shall have the right to send a reasonable number of its employees and representatives of its customers who lease the Products from MITCHAM to such technical, training, operations and maintenance classes as SERCEL provides to SERCEL customers who lease or purchase the Products from SERCEL, at Sercel standard rates. SERCEL will have no responsibility for travel, lodging, food or incidental expenses of the MITCHAM attendees. Following is SERCEL's current training price schedule, which can be changed any anytime as long as MITCHAM is so notified 30 days in advance:

                                                                     MINIMUM
         TRAINING        DURATION   CHARGE IN USD   COURSE TOTAL   REQUIREMENT
        --------------   --------   -------------   ------------   -----------

            Syntrak       3 days      400.00/day    1200/student    4 students

             GCS90        1 day        400/day       400/student    4 students

             408UL       2 weeks      1950/week     3900/student    4 students

        Limited Repair    2 days       400/day       800/student    4 students
            (408)


         SERCEL hereby agrees to send to MITCHAM such quantities of all manuals and selling information, marketing brochures and literature regarding the Products (other than proprietary information) as SERCEL develops and as MITCHAM shall reasonably request in connection with its Leasing activities, at no charge to MITCHAM.


6.       Warranty and Service

6.1 SERCEL warrants to MITCHAM all of the new Products sold by SERCEL to MITCHAM as per SERCEL's standard warranty terms.

6.2 The warranty period shall begin from and after the date of installation of the Products, but only on the condition that such installation is made within thirty (30) days from the date such Product is received by MITCHAM.

6.3 SERCEL makes no warranties or representations whatsoever with respect to any non-SERCEL products, however, any warranty information from the manufacturers of the non-SERCEL products shall be passed on to MITCHAM.

6.4 The standard SERCEL warranty is given expressly and in lieu of all other express or implied warranties, including a warranty of merchantability or fitness and in no event shall SERCEL be liable for consequential damages resulting from the use of any of the Products.

6.5 In no event shall MITCHAM have any authority whatsoever, express or implied, to make warranties other than those provided for herein without prior written permission from SERCEL.


7.       Schedule Maintenance of Leased Equipment: Repairs

         MITCHAM and SERCEL acknowledge that third party lessees of the Products from MITCHAM may return such Leased Products directly to SERCEL after the termination of such Leases. In such event, SERCEL shall perform its standard maintenance check of such Products and inform MITCHAM of any necessary repairs.

         The maintenance checks and the repairs performed by SERCEL on the Products received from the lessees shall be invoiced by SERCEL to MITCHAM at the SERCEL standard cost. With respect to the repair undertaken by SERCEL, MITCHAM will be entitled to a five percent (5%) discount on the parts excluding workmanship, MITCHAM shall also pay the reasonable and ordinary freight and storage charges incurred by SERCEL with respect to such Products.


8.       Right to Use Name

         MITCHAM shall have the right during the Term of this Agreement to (i) identify itself as a lessor of the Products, (ii) use all SERCEL trademarks and tradenames related to the Products that MITCHAM Leases to third parties in advertisements and sales and promotional materials; provided, however, that MITCHAM shall obtain the prior written approval of SERCEL to any such advertisements and sales and promotional materials. No rights to manufacture are granted by this Agreement. All such SERCEL trademarks and tradenames related to the Products are and shall remain the sole and exclusive property of SERCEL, and MITCHAM shall have no rights therein other than as specifically set forth in this Agreement.


9.       Relationship of the Parties

         Neither MITCHAM nor SERCEL shall have (i) any liability for Leases or sales of any of the Products by the other, or (ii) any authority to control, act for or obligate the other in anyway, except as set forth herein. This agreement shall not be construed as creating an agency, partnership or joint venture between MITCHAM and SERCEL. Neither MITCHAM nor SERCEL (or any of their employees or representatives) shall be construed as an agent, consultant or employee of the other for any purpose. MITCHAM shall not have the authority to bind SERCEL in any respect, it being intended that MITCHAM shall act as an independent contractor and not as an agent, with the understanding that SERCEL shall not be responsible for any obligations and/or liabilities incurred by MITCHAM in connection with its business activities.

10.      Term of Agreement

         Unless sooner terminated in accordance with the provisions hereof, this Agreement shall be effective from the Effective Date through December 31, 2003 (the "Term"). This Agreement may only be renewed through written agreement of both Parties. Notwithstanding the above, the effectiveness of this Agreement is expressly subject to the coming into force of the Volume Purchase Agreement to be signed on the same date that this Agreement.


11.      Indemnity

         SERCEL and MITCHAM hereby agree to the following indemnification obligations:

         a. MITCHAM shall indemnify and hold harmless SERCEL, its directors, officers and employees (hereinafter the "SERCEL Indemnitees") against any and all liability, loss, damages, fines, penalties, costs and expenses (including, without limitation, court costs, and reasonable attorneys fees) incurred by any of the SERCEL Indemnitees as a result of any breach or violation by MITCHAM or others acting on its behalf of any obligation, covenant, representation or warranty of MITCHAM set forth in this Agreement.

         b. SERCEL shall indemnify and hold harmless MITCHAM, its directors, officers and employees (hereinafter the "MITCHAM Indemnitees") against any and all liability, loss, damages, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys fees) incurred by any of the MITCHAM Indemnitees (i) as a result of any breach or violation by SERCEL or others (other than MITCHAM) acting on its behalf of any obligation, covenant, representation or warranty of SERCEL set forth in the Agreement as amended, (ii) for infringement or claim of infringement of any claimed patent rights relating to the SERCEL Products, or (iii) that arise out of or are based upon losses, claims, damages or liabilities suffered by any third parties (meaning any party other than MITCHAM, SERCEL, MITCHAM's Customer and their respective affiliates) resulting from the design, manufacture, and/or operation of any SERCEL Products, from the failure of any such SERCEL Products to satisfy any warranties (whether expressed or implied, if any), or from any defect in the SERCEL Products.

         c. It is expressly acknowledged by MITCHAM that all liabilities and indemnification in relation thereto between SERCEL and MITCHAM and MITCHAM's Customers will be exclusively governed by SERCEL's general conditions of sale as mentioned in Schedule 3(a) of the Agreement.

         d. Either party seeking indemnification hereunder shall notify the other party in writing of any legal action commenced against the SERCEL Indemnitees or the MITCHAM Indemnitees, as the case may be, as soon as practicable. The indemnity obligations of MITCHAM and SERCEL shall survive the expiration or termination of the Agreement.

         e. In no event will SERCEL be liable to MITCHAM, whether in contract or tort including negligence, under the Agreement as amended for special, incidental, indirect or consequential damages or any other losses or damages whatsoever resulting from loss of use, time, profits or business resulting from its performance, non performance or termination of the Agreement as amended.


12.      General

         a. The addresses of MITCHAM and SERCEL for purposes of giving any notice or other communication under this Agreement are as set forth below. Any such notice or communication shall be in writing and signed by an officer or authorized representative of MITCHAM or SERCEL, as applicable. Any such notice or communication shall be deemed to have been given (i) immediately upon physical delivery to the addressee, and (ii) three days after such notice or communication has been addressed as set forth below, first-class postage prepaid, certified mail, return receipt requested.

              MITCHAM:                       MITCHAM Industries, Inc.
                                             P.O. Box 1175
                                             Huntsville, Texas 77342-1175
                                             Attn: Billy F. MITCHAM, Jr.

              SERCEL:                        SERCEL Incorporated
                                             17155 Park Row
                                             Box 218909
                                             Houston, Texas 77318
                                             Attn: Mark Farine

              Notice may be served in any other manner, including telex, telecopy, telegram, etc., but shall be deemed delivered and effective as of the time of actual delivery.

         b. MITCHAM and SERCEL represent and warrant to each other that the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action, and that this Agreement is a valid and binding obligation of each of them, respectively. MITCHAM and SERCEL represent and warrant to each other that, to the best of their knowledge, neither the execution and delivery of, nor the performance of this Agreement will conflict with or result in a breach of any (i) law or of any regulation, order, writ, injunction, or decree of any court or government authority of any country or state in which this Agreement is to be performed, or (ii) any agreement to which they are a party.

         c. This Agreement represents the entire agreement between MITCHAM and SERCEL and supersedes any previous agreement or any prior oral or written negotiations with regard to the subject matter hereof, and may not be amended, or modified except by a written document signed by duly authorized officers of MITCHAM and SERCEL.

         d. This Agreement may not be assigned by either party without the prior written consent of the other party, except that SERCEL may assign this Agreement to (a) any affiliate of SERCEL, or (b) any party succeeding to ownership of substantially all of the assets of

              SERCEL, upon notice to, but without the consent of MITCHAM. In addition, in the event Billy F. MITCHAM, Jr. is no longer employed by MITCHAM in a senior management capacity or is considered by SERCEL to be not sufficiently and actively involved in the performance of this Agreement, SERCEL shall have the option upon 60 days written notice to terminate this Agreement. This Agreement shall bind and be enforceable against the parties hereto and their respective successors and permitted assigns. Notwithstanding any authorized assignment, MITCHAM shall continue to be liable for all obligations of MITCHAM set forth in this Agreement.

13.      Compliance with Laws

         In all of its activities pursuant to this Agreement, MITCHAM and SERCEL shall comply with all laws, decrees, statutes, rules, regulations, codes and ordinances of any jurisdiction which may be applicable to such activities, including without limitation, laws imposing registration and disclosure requirements on MITCHAM; provided, however, insignificant violations of any of the foregoing that have no more than a de minimis effect on MITCHAM or SERCEL shall not be a violation of this Agreement. In leasing the Products hereunder, MITCHAM shall act at all times in a manner demonstrating a high level of integrity and ethical standards. Without limiting the scope of its general obligations set forth above this section, MITCHAM hereby represents and warrants to SERCEL in connection with its activities performed with regard to the Products in the past (if any), and hereby covenants and agrees with SERCEL in connection with its activities to be performed in connection with the Products in the future, that MITCHAM and any person or firm acting in association with or on behalf of MITCHAM:

         o has not offered, paid, given, promised to pay or give, or authorized the payment or gift of, and;

         o will not offer, pay, promise to pay or give, or authorize the payment or gift of, any money or thing of value to;

         o any "Foreign Official" as defined in the United States Foreign Corrupt Practices Act (Pub. L. No. 95-213, 94 Stat. 1494), together with all amendments to that Act which are effective during the term hereof (the "FCPA");

         o any political party or party official, or any candidate for political office; or

         o    any other person for the purpose of;

         o influencing any act or decision of such Foreign Official, political party, party official, or candidate in his or its official capacity;

         o inducing such Foreign Official, political party, party official or candidate to do or omit to do an act in his violation of his or its official duty; or

         o inducing such Foreign Official, political party, party official or candidate to use his or its influence with a foreign government or an instrumentality of such government to affect or influence any act or decision of such government or instrumentality in order to assist SERCEL to obtain or retain business with any person or to direct business to any person.

         Further, MITCHAM hereby represents and warrants to SERCEL that no person having a direct or indirect financial interest in MITCHAM as of the date hereof is: (i) a Foreign Official, (ii) an official of any political party, or (iii) a candidate for political office; provided, however, for purposes hereof, a person shall not be deemed to have a direct or indirect financial interest in MITCHAM as a result of owning less than (5%) of the outstanding shares of common stock of

         MITCHAM. In connection with determining whether a person owns five percent (5%) or more of the stock, MITCHAM shall be permitted to rely upon filings made by its shareholders under the Securities Exchange Act of 1934, as amended, or filings made under other applicable federal securities laws. MITCHAM shall immediately notify SERCEL in the event that any person now or hereafter having such a financial interest in MITCHAM shall assume such a status.

         From time to time as requested by SERCEL, MITCHAM shall, within five
         (5) days after request from SERCEL, certify to SERCEL in writing that the obligations, representations and warranties of MITCHAM set forth in this Section have not been violated. SERCEL shall not be permitted to request such certification more often than once each calendar quarter unless it has reason to believe a violation has occurred. MITCHAM shall cooperate fully with any investigation which may be conducted by representatives of SERCEL for the purpose of determining whether or not MITCHAM has violated any of those obligations, representations and warranties. In the event that amendments in the FCPA reasonably necessitate modifications to this Section 13, the Parties hereto agree to negotiate in good faith in connection therewith and enter into such modifications.


14.      MITCHAM Undertakings

         a. To use its reasonable best efforts to actively promote and solicit the leasing of the Products.

         b. To participate in training programs which may be offered by SERCEL or by others relating to the Products.

         c. To obtain approval of SERCEL prior to the commencement of any advertising relating to the sale of the Products which advertising has not been previously approved by SERCEL.

         d. Not knowingly to lease the Products to companies or countries that are precluded by United States law from trading with the United State or its residents and, to make reasonable inquiry in connection therewith, including inserting provisions in the leases with their customers that are reasonably intended to keep MITCHAM'S customers from using the Products in the countries in which United States law prohibits the use of the Products.

         e.   To make all reasonable effort to use the agents described on
              Schedule 14(e) and that have been designated by SERCEL in locations outside of the United States or Canada so as to minimize conflicts between agents, except MITCHAM shall not be obligated to use its reasonable efforts in India since MITCHAM currently has an agent in such country. However, if conflicts arise as a result of multiple agents, both Parties will make a reasonable attempt to use the same agent.

         f. To use all reasonable best efforts to continue to maintain an organization commensurate with the growth of Leasing of the Products.

         g. To return to SERCEL on termination of this Agreement any and all catalogs, samples, price lists, and any other data, information and/or supplies or materials furnished by SERCEL which are in the possession of MITCHAM or any of its employees, agents, representatives or bailees.

         h. Not to alter, hide nor secrete SERCEL'S name on any of the Products or on any sales promotion material furnished by SERCEL.


15.      Purchase Order Acceptance

15.1 All sales of the Products are subject to SERCEL'S standard conditions of sale, however, SERCEL reserves the right to, at any time, change, alter or amend these conditions by giving prior written notice to MITCHAM.

15.2 MITCHAM shall confirm with SERCEL all relevant delivery information prior to submission of a purchase order for any of the Products.

15.3 SERCEL shall have the right to reject, in whole or in part, any Purchase Order from MITCHAM, to refuse in whole or part, to consent to any cancellation requested by MITCHAM, and to reject in whole or part, any and all returns of the Products or to refuse to grant refunds or allowances on such returns, based upon reasonable grounds. Any Purchase Order shall be binding on SERCEL only upon receipt by MITCHAM of a SERCEL's formal acceptance or acknowledgement of order.


16.      Confidential Information

         MITCHAM agrees that it will maintain in strict confidence, and not disclose to any other person or firm except with the prior written permission of an authorized officer of SERCEL, any and all information received from SERCEL or prepared by MITCHAM for SERCEL regarding prices, customer lists, business plans, strategies, forecasts, studies, reports and any other information which may be considered confidential or proprietary by SERCEL and which is not publicly available. The confidentiality obligation of MITCHAM under this Section 16 shall survive the expiration or termination of this Agreement. In the event that MITCHAM receives a request to disclose all or any part of the confidential information under terms of a subpoena or order issued by a court or by a governmental body, MITCHAM agrees (i) to notify SERCEL immediately of the existence, terms; and circumstances surrounding such request, (ii) to consult with SERCEL on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required to prevent MITCHAM from being held in contempt or subject to other penalty, to furnish only such portion of the information as, in the written opinion of counsel reasonably satisfactory to SERCEL, it is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed information. The provisions of this Section are mandatory, MITCHAM hereby acknowledges that the provisions of the Agreement may be specifically performed and enforced, and MITCHAM consents and agrees that it may be restrained, enjoined or otherwise prevented from divulging any such confidential information if at any time SERCEL reasonably fears that such event may occur.


17.      Force Majeure

         All transactions under this Agreement and all purchase orders accepted hereunder are subject to modification or cancellation in the event of strikes, labor disputes, lock-outs, accidents, fires, delays in manufacturing or in transportation or delivery of materials, floods severe weather or other acts of God, embargoes, governmental actions, wars or any other cause beyond the reasonable control of the party concerned, whether similar to or different from the causes above enumerated; and including any special, indirect, incidental, or consequential damages arising from SERCEL'S delay in delivery or failure to deliver as a result of any such cause. In the event of a scarcity of any of the Products for whatever cause, SERCEL will make a reasonable effort to allocate its available supply on the basis of past orders or otherwise as it sees fit, regardless of the time of receipt or acceptance of orders or the quantity of orders on hand.


18.      Security Interests

         Until full payment of the purchase price for the Products, SERCEL hereby retains, and MITCHAM hereby grants to SERCEL, a purchase money security interest in all of the Products sold to MITCHAM on account. MITCHAM consents to actions by SERCEL that are appropriate to perfect SERCEL'S purchase money security interest and agrees to execute such financing statements as are reasonably requested by SERCEL in connection with the foregoing.


19.      Termination

         Thus Agreement may be terminated at any time:

         a.   by the mutual agreement of the parties; or

         b. by either party upon giving a notice of termination to the other party in the event the other party fails to perform, observe or comply with any of the obligations or undertakings of such other party which are contained in this Agreement, and such failure has not been cured within fifteen (15) days after the terminating party has given a written notice specifying such failure to the other party.

         Notwithstanding the above, SERCEL shall be entitled to immediately terminate this Agreement effective upon the giving of notice to MITCHAM in the event that: (i) SERCEL has reasonable cause to believe that MITCHAM or others acting in association with or on the behalf of MITCHAM have committed, or intend to commit, a violation of the FCPA; (ii) MITCHAM refuses or is unable to make the certification described in Section 13; (iii) MITCHAM ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due or such fact is determined by judicial proceedings, files a voluntary petition in bankruptcy, is adjusted a bankrupt or an insolvent entity, files a petition seeking for itself any reorganization, rearrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceedings, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of, all or any substantial part of its assets or properties, or if it or the holders of its common stock shall take any action contemplating its dissolution or liquidation. In such event, SERCEL shall have no further liability to MITCHAM under this Agreement. It is expressly acknowledged between the Parties that the modification, amendment or termination of this Agreement by SERCEL for whatever reason or the non renewal thereof will not entitle MITCHAM to claim for any damage, penalty or indemnity whatsoever.


20.      Arbitration

         All disputes involving this Agreement shall be finally resolved by an arbitrator appointed by, and operating under, the rules of the Judicial Arbitration and Mediation Services (J.A.M.S.). The choice of the individual arbitrator shall be upon mutual agreement of SERCEL and MITCHAM, and the parties agree to negotiate in good faith in connection with the selection of the individual arbitrator. The written decision of the arbitrator shall be final and binding upon all parties, and shall be convertible to a court judgment in the State of Texas. The arbitration shall take place in the State of Texas. The prevailing party as determined by the arbitrator shall be entitled to receive reasonable costs and reasonable attorney's fees from the non-prevailing party in addition to any other relief granted. No demand for arbitration shall be made after the date when institution of a legal or equitable proceeding based upon the claim or dispute would be barred by the applicable statute of limitations of the State of Texas. All demands for arbitration shall be made in accordance with Section 12 and shall be deemed made as of the sooner of actual receipt or the date the demand is placed in the United States Mail. Any party shall be entitled to file a lawsuit to specifically enforce the parties' agreement to arbitrate and for the purpose of obtaining injunctive relief to enforce this Agreement.


21.      Applicable Law

         This Agreement shall be governed by the laws of the United States of the State of Texas without giving effect to the conflict of laws rules.


22.      Export Control Laws

         All shipments made by SERCEL to MITCHAM or third parties shall at all times be subject to the export control laws and regulations of the United States of America, as such laws shall be amended from time to time. MITCHAM agrees that it shall not assist in the disposition of US origin SERCEL Products, by way of transshipment, re-export, diversion or otherwise, except as said laws and regulations may expressly permit.

23.      Standard of Business Conduct

         MITCHAM agrees not to pay any commissions, fees or grant any rebates to any employee or officer of any proposed customer or its affiliates or favor employees or officers of such proposed customer with gifts or entertainment of significant costs or value or enter into any business arrangements with employees or officers of any such proposed customer, other than as a representative of that proposed customer, without the proposed customer's prior written approval.


24.      Waiver

         The failure of a party to insist upon strict performance of any provision of this Agreement shall not constitute a waiver of, or estoppel against asserting, the right to require performance in the future. A waiver or estoppel in any one instance shall not constitute a waiver or estoppel with respect to a later breach.


25.      Severability

         If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed by reforming the particular offending provision or provisions held to be invalid so that it or they are valid and enforceable while remaining as faithful as possible to the original intent of the provision or provisions, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall remain in full force and effect.


26.      Construction

         The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any other provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

27.      Counterpart Execution

         This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

28.      Cumulative Rights

         The rights and remedies provided by this Agreement are cumulative, and the use of any right or remedy by any part shall not preclude or waive its right to use any or all other remedies. These rights and remedies are given in addition to any other rights a party may have by law, statute, in equity or otherwise.


29.      Reliance

         All factual recitals, covenants, agreements, representations and warranties made herein shall be deemed to have been relied on by the parties in entering into this Agreement.


30.      No Third Party Beneficiary

         Any agreement herein contained, express or implied, shall be only for the benefit of the undersigned parties and their permitted successors and assigns, and such agreements and assumption shall not inure to the benefit of the obliges of any other party, whomsoever, it being the intention of the undersigned that no one shall be deemed to be a third party beneficiary of this Agreement.


31.      Drafting Party

         This Agreement expresses the mutual intent of the parties to this Agreement. Accordingly, regardless of the preparing party, the rule of construction against the drafting party shall have no application to this Agreement.


32.      Time is of the Essence

         Time is of the essence with respect to all provisions of this Agreement.

33.      Incorporation of Schedules

         All schedules attached to this Agreement are incorporated into this Agreement as fully as if stated within the body of this Agreement.


34.      Survival

         Articles 2 (c), 11, 16, 19, 20, 21 and 34 of the Agreement and schedule 3.c herein shall survive expiration or termination of this Agreement for whatever reason.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties by their duly authorized representative as of the date first written above.

SERCEL Inc.                                MITCHAM




By: /s/ George Wood                        By: /s/ Billy F. Mitcham, Jr.
    -------------------------------            ---------------------------------
    George WOOD, President                     Billy F. MITCHAM, Jr. - President

                                 SCHEDULE "2.A."

                              LIST OF LAND SYSTEMS

                               Subject to revision



     1.  SN388
     2.  408UL
     3.  408ULS
     4.  VE432
     5.  Nomad
     6.  408UL DSU



The list of systems includes all sub-systems and sub-assembles.

                                 SCHEDULE "2.B."

                         LIST OF MARINE AND OBC SYSTEMS

                               Subject to revision



     1.  Aqualink
     2.  Seal (Solid and Fluid Streamers)
     3.  Deep Sea Link (DSL)



The list of systems includes all sub-systems and sub-assembles.

                                  SCHEDULE 3(a)

                                  SERCEL, INC.
                      GENERAL TERMS AND CONDITIONS OF SALE


1. SCOPE OF APPLICATION. THE PRESENT TERMS AND CONDITIONS (THE "CONDITIONS") SHALL, TOGETHER WITH SELLER'S PROPOSAL (THE "PROPOSAL"), GOVERN ANY SALE AND DELIVERY OF GOODS, EQUIPMENT AND MATERIALS (COLLECTIVELY, THE "GOODS") MADE BY SELLER, UNLESS OTHER ADDITIONAL OR DIFFERENT CONDITIONS HAVE BEEN AGREED UPON IN WRITING BY SELLER. THEREFORE, THE CONDITIONS AND THE PROPOSAL SHALL BE DEEMED TO SUPERCEDE ANY OTHER DOCUMENTS AND FORMS RELATING TO BUYER'S ACQUISITION OF THE GOODS, INCLUDING BUYER'S TERMS AND CONDITIONS OF PURCHASE. BY ORDERING THE GOODS, BUYER SHALL BE AUTOMATICALLY DEEMED TO HAVE ELECTED TO ENTER INTO AND BE BOUND BY THESE CONDITIONS AND THE PROPOSAL. ANY MODIFICATION TO THESE CONDITIONS OR THE PROPOSAL SHALL NOT BE BINDING OR ENFORCEABLE UNLESS AGREED TO IN WRITING BY SELLER. IN CASE OF DISCREPANCIES BETWEEN THESE CONDITIONS AND THE PROPOSAL, THE PROPOSAL SHALL PREVAIL. WAIVER BY SELLER OF ANY DEFAULT HEREUNDER SHALL NOT BE DEEMED A WAIVER BY SELLER OF ANY OTHER OR SUBSEQUENT OR CONCURRENT DEFAULT WHICH MAY OCCUR. THE RIGHTS OF BUYER HEREUNDER SHALL NEITHER BE ASSIGNABLE NOR TRANSFERABLE, EXCEPT WITH THE WRITTEN CONSENT OF SELLER.

         If these conditions are for costing, fabrication or other services, the designations "Buyer" and "Seller" are used herein for convenience of reference only and this contract is not a contract of sale.

2. PRICING. Unless otherwise specified, (a) prices quoted by Seller in the Proposal are offered for a period of thirty (30) days, and (b) all terms are F.O.B. Seller's facility in Houston, Texas, net thirty (30) days. A service charge of 1.5% per month (18%, annual percentage rate) will be added to all invoices that remain unpaid forty-five (45) days after the invoice date. Seller reserves the right to make corrections to the Proposal caused by typographical, clerical or engineering errors, or incomplete information from Buyer. The Proposal notwithstanding, all orders are subject to the approval of Seller's Credit Department. If Buyer or the paying entity shall fail to make any payments in accordance with the term of these Conditions or the Proposal, Seller may at its sole option, (i) cancel this order as to any undelivered items, or (ii) defer or withhold shipments or deliveries hereunder (or under any other contract with Buyer) until Seller's receipt of such payment and all interest due thereon.

3. ADDITIONAL COSTS. Unless otherwise stated herein or in the Proposal, the price does not include: any freight rate increases and/or added expenses resulting from compliance with Buyer's shipping instructions whether or not reflected in Buyer's order; the expenses of intra-city delivery to or from rail sidings; applicable manufacturer's sales, or value added or other taxes; import or export duties; the expense of special preparation of export including, without limitation, export packaging, consular invoices, export declarations, certificates of origin, insurance in transit or similar items; and inspection charges incident to inspection by other than Seller's employees or agents. Buyer will be invoiced for all such items when applicable. Import licenses, foreign exchange and customs approval required in connection with the purchase, delivery or payment of the Goods are the sole responsibility and expense of Buyer. Buyer shall at all times be deemed the exporter/importer of record.

4. DELIVERY. Deliveries shall be considered made when the Goods described herein, or any part thereof, are either loaded on inland carriers (evidenced by transportation receipt) or placed in storage, whichever shall be earlier in time. At such time, title to the Goods and risk of loss shall pass to Buyer. Seller shall not be responsible for delay in or failure of deliveries resulting from any cause beyond Seller's reasonable control, including, but without limitation: a force majeure condition; inability to secure fuel, raw material supplies or power at current prices or on account of shortage thereof; demands exceeding Seller's manufacturing or delivery capacity; or any treaty, compact, agreement, law, act, ordinance, order, rule or regulation issued or agreed to by an official or governmental agency of any tier or country affecting the conduct of Seller's business and with which Seller in its sole judgment deems it advisable to comply, whether or not it may have any duty to do so. Buyer agrees to inspect at Buyer's expense and risk all Goods immediately upon receipt, and to refuse acceptance thereof unless any loss or damage in transit is fully noted in the delivery documents. Seller assumes no responsibility for damage to or loss of Goods occurring during shipment or delivery, and Buyer agrees to make all claims for any such damage or loss directly with the carrier.

         On direct shipments that do not include installation, Buyer will receive and install the Goods. It is Buyer's responsibility to inspect the Goods and to file freight claims. Seller will not be liable for any cost of repairs and/or replacement of damaged Goods resulting from freight damage.


5. INSTALLATION. In the event that the Proposal provides for Seller's installation of the Goods, such installation will be made in accordance with the terms of this paragraph 5. All installations shall be during normal working hours and Buyer will provide Seller at least twenty-four (24) hours notice of a change or cancellation in a scheduled installation. If causes outside of Seller's control, result in a postponement of such installation, the Goods will be stored until installation can be completed. The Goods, however, will be considered accepted by Buyer for purposes of invoicing and payment. In such event, Buyer shall have the right to withhold five percent (5%) of the invoice amount until the Goods are delivered. A warehousing fee of one percent (1%) of list price of the Goods per month or part thereof will be charged if the installation is not completed as a result of causes outside of Seller's control.

         Seller's ability to erect or assemble the Goods is dependent upon jurisdictional agreements between trade unions at the job site. If trade regulations require employing tradesmen to complete the installation, any additional cost will be paid by Buyer. Unless otherwise specified in the Proposal, installation prices are based on non-union labor.

         Installation is to include Goods on this order only and does not include moving or handling of existing equipment, machines, etc. An additional charge for moving and/or transporting merchandise shall be invoiced by Seller and paid by Buyer if (1) staging/storage areas provided at the job site are inconveniently located or are located on another floor from where the work is to be done, (2) Goods must be transported up or down stairs, (3) the Goods must be moved due to the progress of other trades, or at Buyer's request, or (4) Seller is required to move or handle any existing equipment, machines, etc.

         Buyer will provide a job site that is clean, clear, and free of debris prior to installation. Exceptional delivery and installation encumbrances will result in extra charges. Encumbrances may include inability to locate Buyer's contact, secure access to the delivery and/or installation site or access to the freight elevator. The job site shall also be free of the interference of all trades in the work areas.

         Buyer, at Buyers expense, will furnish any necessary electric current, light, heat, air conditioning, use of at least one dedicated elevator, and suitable unobstructed dock space and secured staging areas.

6. SOFTWARE LICENSE. To the extent that an operating system or software is incorporated into any of the Goods, such system or software is not sold but licensed to Buyer. Except as may be provided otherwise in the Proposal, such license is a personal, non-exclusive, non-transferable and perpetual license to use the object code version of the operating system or software and all written documentation related thereto that is made available by Seller at its discretion to Buyer solely (i) in connection with Buyer's use of the Goods, and (ii) for Buyer's internal uses and purposes. Unless otherwise provided in the Proposal, the license of any such operating system or software pursuant to the terms of these Conditions shall not include any obligation on the part of Seller to provide Buyer with any updates of such operating system or software or any technical support with respect thereto.

7. CANCELLATIONS AND CHANGES. Cancellation or change in any order by Buyer shall not be effective without notice received., agreed to, and confirmed in writing by Seller. In the event Seller in its discretion approves Buyer's cancellation of an order, Buyer agrees to pay a reasonable cancellation charge to Seller. Seller's prior written consent must be obtained before returning any Goods in all cases.

8. WARRANTIES. Except with respect to certain Goods that may include a longer warranty period (which longer warranty period will be specifically described in the Proposal if such longer warranty period is applicable). Upon the Products' delivery, Seller warrants Goods of its own manufacture against defects in materials and workmanship under normal use. Any portion of the Goods not manufactured by Seller are warranted only to the extent of the original manufacturer's warranty. Notice of the alleged defect must be given to Seller in writing with all identifying details including serial number, type of equipment and date of purchase within thirty (30) days of the discovery of same during the warranty period. Seller's sole obligation on this warranty shall be, at its option, to repair or replace or refund the purchase price of any product of part thereof which proves to be defective as alleged. No allowances will be made for repairs or alterations affected without specific written authorization from Seller.

         If requested by Seller, such product or part thereof must be promptly returned to the Seller or the manufacturer as designated by the Seller prior to any attempted repair, or sent to an authorized service center. All shipping expenses are to be prepaid by the Buyer. Seller accepts no responsibility for loss or damage in transit of goods, nor will any warranty claim be considered unless the returned goods are received intact and undamaged as a result of shipment. Repaired or replaced Goods returned to Buyer will be shipped F.O.B. Seller's facility in Houston, Texas.

         Seller warrants repaired or replaced parts of its own manufacture against defects in materials and workmanship under normal use and service for ninety (90) days or for the remainder of the warranty on the product being repaired. This warranty applies to the repaired or replaced part and is not extended to the product or any other component of the product being repaired.

         Under the terms of this warranty, Seller shall not be responsible nor liable for, and Buyer agrees to indemnify and hold Seller harmless from all liability and expense arising out of or attributable to: (a) any consequential, collateral or special losses or damages; (b) equipment conditions caused by fair wear and tear, abnormal conditions of use, accident, neglect, or misuse of said equipment; (c) labor charges, loss or damage resulting from the supplying of defective part(s) or improper repairs by unauthorized person(s); or (d) damage caused by abrasive materials, chemicals, scale deposits, corrosion, lightning, improper voltage or mishandling.

         Seller reserves the right to substitute new equipment and/or improve the part(s) on any equipment judged defective without further liability. All repairs and/or services performed by Seller, not adjusted as covered by this warranty, will be charged in accordance with the current equipment and service prices.

         Any integration of uncertified components, sub-assemblies or assemblies into Sercel products will render the product warranty null and void.

         This warranty is VOID unless the Buyer provides protective storage, installs and maintains the equipment in accordance with manufacturer's instructions, and operates the equipment within the published specifications and/or operational model.

         Credit will NOT be allowed nor shipment accepted on any part(s) or equipment returned unless Seller's prior approval in writing has been obtained by Buyer.

         THIS WARRANTY IS THE SOLE WARRANTY OF SELLER AND ANY OTHER WARRANTIES EXPRESS, IMPLIED IN LAW OR IMPLIED IN FACT, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE, ARE HEREBY SPECIFICALLY EXCLUDED. BY ACCEPTANCE OF THE GOODS, BUYER WAIVES ALL WARRANTIES, GUARANTEES AND REPRESENTATIONS, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMTIED TO WARRANTIES OF MERCHANTABILITY, MATERIALS, WORKMANSHIP, DESIGN AND SUITABILITY FOR A SPECIFIED OR INTENDED PURPOSE WHETHER ARISING BY OPERATION OF LAW, USAGE IN TRADE, PRIOR BUSINESS PRACTICE OR OTHERWISE.

         No employee of Seller and no agent, dealer or distributor has any authority to change or enlarge the terms of this warranty to obligate the Seller to other than strictly the terms of this written warranty.

         Seller shall not be liable for any special, indirect or consequential damages, whether for breach of contract, breach of warranty, tort or otherwise, which damages are expressly excluded. Additionally, Seller shall not be liable for any loss, damage or liability incurred by Buyer or by any subsequent user of the Goods, equipment, documentation or services furnished by Seller, arising out of the use of such Goods, equipment, documentation or services, whether due to the negligence of Seller or otherwise. For purposes hereof, the term "consequential damages" shall be broadly construed, and shall include the definition set forth in the Texas Business and Commerce Code-Sales, including by way of example and without limitation damage or loss of other property or equipment, loss of profits or revenue, repair costs, damages caused by delay in delivery, and damage or injury to person or property for any reason, including damage or injury proximately resulting from any breach of any warranty. Seller's liability, including without limitation any liability for any defect or malfunction, shall be limited exclusively to the repair or replacement of the non-conforming Goods or equipment furnished by Seller, or refund of the cost of Goods provided, as may be applicable, which remedies shall constitute the Buyer's sole and exclusive remedy and are not cumulative of those provided in the Texas Business and Commerce Code-Sales. The remedies set forth herein are exclusive, and the liability of Seller with respect to any contract, performance or breach thereof, the manufacture, sale, delivery or installation, repair or use of the equipment or Goods provided under this contract, whether in contract, in tort, under any warranty or otherwise, shall not exceed the price of the equipment or goods on which such liability is based. Buyer acknowledges and agrees that the Goods furnished hereunder do not constitute consumer goods as that term is defined in the Texas Business and Commerce and Code-Sales.

9. BUYER'S INDEMNITY. BUYER AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND SELLER AND SELLER'S DIVISIONS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS (FOUNDED OR UNFOUNDED), LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES, REASONABLE ATTORNEY'S FEES AND OTHER REASONABLE PROFESSIONAL'S FEES) FOR PERSONAL INJURIES TO PERSONS (INCLUDING DEATH) AND FOR LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY ARISING OUT OF OR IN CONNECTION
WITH: (i) BUYER'S SPECIFICATION, DESIGN OR IMPROPER USE OF THE GOODS (II) BUYER'S OMISSION OR NEGLECT; (III) BUYER'S PERFORMANCE OR EXERCISE OF BUYER'S RIGHTS, OBLIGATIONS OR DUTIES UNDER THESE CONDITIONS OR THE PROPOSAL;

(IV) BUYER'S INFRINGEMENT OF ANOTHER'S PROPERTY RIGHTS; AND (V) BUYER'S MISAPPLICATION OR MISUSE OF PROPRIETARY OR OTHER INFORMATION FURNISHED REGARDING THE GOODS SOLD BY SELLER, WHETHER OR NOT THE GOODS OR INFORMATION ORIGINATED WITH SELLER.

10. TECHNICAL ASSISTANCE AND ADVICE. Upon Buyer's request and to the extent not specifically provided for in the Proposal, Seller will endeavor to furnish such technical advice as Seller has available concerning the installation and use of the Goods by Buyer. It is expressly understood by the parties that any technical advice furnished by Seller concerning the installation and use of the Goods that is not provided for in the Proposal is given gratis, and Seller assumes no obligation nor shall Seller in any way be liable for the advice given or results obtained. All such advice is given by Seller and accepted by Buyer completely at Buyer's sole risk.

11. DISPUTE RESOLUTION. Any controversy, dispute or claim arising out of or relating to these Conditions or the Proposal, or interpretation application, implementation breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, dispute or claim to binding arbitration in Houston, Texas before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect (or similar dispute resolution facilitator if the American Arbitration Association is then no longer in existence). In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, conclusive and non-appealable and binding on all parties hereto for all purposes, and judgment may be entered thereon in any court of competent jurisdiction. The parties agree that the decision of the arbitrator shall not include punitive damages and the arbitrator shall be so instructed. The costs of the arbitration proceeding shall be borne equally by Buyer and Seller.

12. LIMITATIONS; CHOICE OF LAW. Any action by Buyer under or for breach of these Conditions, the Proposal or the agreement relating thereto must be commenced within two (2) years after the cause of action has accrued and thereafter is waived. These terms and conditions shall be interpreted in accordance with, and the rights and obligations herein of Buyer and Seller shall be governed by the laws of the State of Texas.

13. COMPLIANCE WITH LAWS. In all of their respective activities pursuant to this contract, Buyer and Seller shall strictly comply with all laws, decrees, statutes, rules, regulations, codes and ordinances of any jurisdiction, including the United States Foreign Corrupt Practices Act (Pub. L. No. 95-213, 94 Stat. 1494) (the "FCPA Act"), together with all amendments to the FCPA Act which are effective during the term hereof, which may be applicable to such activities.

                                 SCHEDULE 14 (e)

                          LIST OF AGENT OR DISTRIBUTORS


Country                                             Agent

         Australia                       Seismic Asia Pacific Pty Lt
         Belarus                         FXC
         Bangladesh                      N&N Corporation
         Brazil                          Business Development Consultancy
         India                           Pan India Ltd
         Israel                          Dorami
         Japan                           KBK
         Pakistan                        Shahzad International
         Mexico                          Nunez y Asociados SA e CV
         Russia                          FXC
         Turkey                          Damas Ticaret Sanayi AS
         Turkmenistan                    Centro Turkmen
         Uzbekistan                      Cenasco